Delaware Group Government Fund

Exhibit List


Sub-Item 77D: Policies with respect to
security investments.

Exhibit	Reference

77.D.1	Changes to the Funds policies
with respect to security investments
incorporated into this filing by reference to a 497(e) filing which occurred on August 24, 2007
(SEC Accession No. 0001137439-07-000365).

77.D.2	Changes to the Funds policies
with respect to security investments
incorporated into this filing by reference to a 497(e) filing which occurred on August 24, 2007
(SEC Accession No. 0001137439-07-000374).

77.D.3	Changes to the Funds policies
with respect to security investments
incorporated into this filing by reference to a 497(e) filing which occurred on August 24, 2007
(SEC Accession No. 0001137439-07-000417).
576854_1.DOC